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                                                                    EXHIBIT 99.1

                          Independent Auditors' Report

To the Directors of
EMS TECHNOLOGIES CANADA, LTD.

We have audited the accompanying consolidated balance sheets of EMS TECHNOLOGIES CANADA, LTD. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholder's equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Corporation as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 15, the Corporation changed its method of accounting for derivative instruments and hedging activities in 2001.

Since the accompanying consolidated financial statements have not been prepared in accordance with accounting principles generally accepted in Canada and our audits have not been conducted in accordance with auditing standards generally accepted in Canada, these financial statements will not satisfy the reporting requirements of Canadian statutes and regulations. The financial position of the Corporation as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholder's equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2003, might be significantly different if the consolidated financial statements had been prepared in accordance with accounting principles generally accepted in Canada.


Ottawa, Canada,                                            Ernst & Young LLP
February 6, 2004                                           Chartered Accountants